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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2000 relating to the financial statements and financial statement schedule of Kinder Morgan, Inc., which appears in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Houston, Texas
January 18, 2001